UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 22, 2007

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
----------------------------	----------------	-------------
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(IRS EMPLOYER
OF INCORPORATION OR	NUMBER)	IDENTIFICATION NUMBER)
ORGANIZATION)

1030 NORTH ORANGE AVENUE, SUITE 105 ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944
Registrant’s facsimile number, including area code: (407) 367-0950
Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets

Alo Rescission

In December 2003 and April 2004, PainCare Holdings, Inc. ("PainCare"), PainCare, Inc. ("PainCare Sub"), PainCare Acquisition Company IX, Inc. ("PainCare Sub IX," and together with PainCare and PainCare Sub the "PainCare IX Parties"), Kenneth M. Alo, M.D., ("Dr. Alo"), NCCCK Children's Trust (the "Trust"), Alpha Three, FLP ("FLP"), Alo Nongrantor Trust (the "2004 Trust"), Delta KMA Two FLP (the "KMA Trust"), and Kenneth Alo, M.D., P.A. (the "Med PA", and together with Dr. Alo, the Trust, FLP, the 2004 Trust, and the KMA Trust, the "Alo Parties"), entered into a series of transaction through which the PainCare IX Parties acquired from the Alo Parties certain medical practices in Houston Texas (the "Alo Purchase Transactions").

On May 22, 2007, the PainCare IX Parties and the Alo Parties entered into a Mutual Settlement Agreement and General Release (the "Alo Settlement Agreement") and several ancillary documents (the "Alo Settlement Transaction") pursuant to which said parties rescinded the Alo Purchase Transaction and terminated all agreements among them. To effectuate the rescission of the Alo Purchase Transactions, (i) PainCare Sub sold, and Dr. Alo and Med PA purchased, all of the issued and outstanding shares of stock of PainCare Sub IX; (ii) the Alo Parties paid $400,000 at closing; (iii) Dr. Alo issued a promissory note to PainCare Sub in the principal amount of $200,000, with interest at 12% per year, payable in 6 equal monthly payments, said payment obligations being secured by a grant of a security interest in the accounts receivable of Med PA and PainCare Sub IX and all shares of common stock of PainCare owned by the Alo Parties; and (iv) the parties entered into general release agreements.

The description of the Alo Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Alo Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Khan Rescission

On December 31, 2003, PainCare, PainCare Sub, PainCare Acquisition Company VII, Inc. ("PainCare Sub VII," and together with PainCare and PainCare Sub, the "PainCare VII Parties"), Saqib Khan, M.D. ("Dr. Khan") and Health Care Center of Tampa, Inc. ("HCCT") entered into a series of transaction through which HCCT merged with and into PainCare Sub VII (the "Khan Purchase Transaction").

On May 22, 2007, PainCare, PainCare Sub, and Dr. Khan entered into a Settlement Agreement (the "Khan Settlement Agreement") and several ancillary documents (the "Khan Settlement Transaction") pursuant to which said parties rescinded the Khan Purchase Transaction and terminated all agreements among them. To effectuate the rescission of the Khan Purchase Transaction, (i) PainCare Sub sold, and Dr. Khan purchased, all of the issued and outstanding shares of stock of PainCare Sub VII; (ii) Dr. Khan paid $440,000 at closing and agreed to remit the proceeds from the sale of his 685,000 shares of common stock of PainCare; (iii) Dr. Khan purchased from PainCare and PainCare Sub certain medical equipment for a purchase price of $35,000; and (iv) the parties entered into general release agreements.

The description of the Khan Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Khan Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Mutual Settlement Agreement and General Release.

	99.2	Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 29, 2007	PAINCARE HOLDINGS, INC.

	By:	/s/Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director